UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

AVNET, INC.
 (Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 643-2000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of Avnet, Inc. (the “Company”) was held on November 5, 2010. Shareholders voted on the matters set forth below:
1.
The shareholders elected the nine nominees to the Board of Directors, each to serve until the next annual meeting and until their successors have been elected and qualified. The voting results for each nominee were as follows:

			Broker
Director	For	Withheld	Non-Votes
Eleanor Baum	128,994,092	1,019,242	6,613,256
J. Veronica Biggins	99,582,374	30,430,960	6,613,256
Ehud Houminer	99,236,139	30,777,195	6,613,256
Frank R. Noonan	129,812,633	200,701	6,613,256
Ray M. Robinson	129,093,048	920,286	6,613,256
William H. Schumann III	129,827,476	185,858	6,613,256
William P. Sullivan	97,667,222	32,346,112	6,613,256
Gary L. Tooker	99,688,204	30,325,130	6,613,256
Roy Vallee	125,080,116	4,933,218	6,613,256
2.	The shareholders approved the Avnet 2010 Stock Compensation Plan. The voting results were as follows:

			Broker
For	Against	Abstain	Non-Votes
109,304,224	20,460,777	248,333	6,613,256
3.	The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011. The voting results were as follows:

			Broker
For	Against	Abstain	Non-Votes
135,543,100	966,561	116,929	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2010	AVNET, INC. Registrant
	By:	/s/ Raymond Sadowski
		Name:	Raymond Sadowski
		Title:	Senior Vice President and Chief Financial Officer